UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

The Mills Limited Partnership has entered into an amendment and waiver (the “Agreement”) to its Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 17, 2004 (the “Facility”), among The Mills Limited Partnership, JPMorgan Chase Bank, N.A., as lender and administrative agent, and other lenders named therein. In connection with the execution of the Agreement, The Mills Corporation agreed to reaffirm its unconditional guarantee of all of The Mills Limited Partnership’s obligations under the Facility.

The Agreement waives any potential event of default or event of default under the Facility that we expect would have been caused by the restatement of our financial results for prior periods described under “Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” in our Current Report on Form 8-K filed on January 6, 2006. As a result of the restatement, among other things, we would no longer be able to make the representations under the Facility concerning the conformity with GAAP of our previously delivered financial statements, or confirm our prior compliance with certain obligations concerning the maintenance of our books and records in accordance with GAAP. The Agreement will terminate if the restatement of the financial statements is not completed by April 1, 2006.

The Agreement also includes an amendment that modifies the definition of FFO, which is used for purposes of calculating dividends permitted to be paid under the Facility, thereby allowing us to disregard for such purposes the impact of our recently announced restructuring charges associated with certain asset write-offs during the third and fourth quarters of 2005. Such amendment was required to ensure continued compliance with the dividend covenant of the Facility without necessitating a reduction in our dividend in respect of the fourth quarter of 2005. The Agreement does not otherwise modify any financial covenants of the Facility.

Under the terms of the Agreement, the Facility remains in full force and effect as amended by the Agreement; therefore, we are currently permitted to make draws under the Facility.

JPMorgan Chase Bank, N.A., which is the administrative agent and a lender under the Facility, individually or through its affiliates, is the administrative agent and lender on our term loan and is also an agent or lender for certain other loans made in the ordinary course to The Mills Limited Partnership and various of our operating subsidiaries. Affiliates of JPMorgan Chase Bank, N.A. perform investment banking and advisory services for us from time to time for which they receive customary fees and expenses. The Mills Limited Partnership or The Mills Corporation have relationships of a similar nature with certain of the other lenders under the Facility.

Item 8.01. Other Events.

Subsequent to the announcement on January 6, 2006 of the restatement of our financial results for prior periods described under “Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” in our Current Report on Form 8-K filed on January 6, 2006, the Company was advised by the SEC that it has commenced an informal inquiry. The Company is cooperating fully with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

Date: January 12, 2006

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